Exhibit 99.2

               WCA Waste Corporation Sets Date for Annual Meeting

     HOUSTON--(BUSINESS WIRE)--May 2, 2005--WCA Waste Corporation (Nasdaq:WCAA) announced today that the 2005 Annual Meeting of Stockholders will be held on Wednesday, June 1, 2005 at The Houstonian Hotel, Houston, Texas 77024 at 9:00 a.m. local time. The Corporation has fixed the close of business on May 3, 2005 as the record date for the determination of the stockholders entitled to vote at the Annual Meeting.
     In addition, the Company has filed its definitive proxy statement today which can be accessed through the Company's website at www.wcawaste.com.
     WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations consist of seventeen landfills, thirteen transfer stations, two material recovery facilities and twenty collection operations located throughout Alabama, Arkansas, Kansas, Missouri, North Carolina, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ National Market System under the symbol "WCAA."


     CONTACT: WCA Waste Corporation, Houston
              Tommy Fatjo, 713-292-2400